Exhibit 99.1

FY 2019 SECOND QUARTER EARNINGS

ADIENT

Adient reports second quarter 2019 financial results; executes successful debt refinancing

May 7, 2019

- Q2 GAAP net loss and EPS diluted of $(149)M and $(1.59), respectively; Q2 Adjusted-EPS diluted of $0.31
- Adjusted-EBIT and Adjusted-EBITDA of $117M and $191M, respectively
- Q2 free cash flow (operating cash flow, less capital expenditures) of $60M
- Cash and cash equivalents of $491M at March 31, 2019
- Gross debt and net debt totaled $3,383M and $2,892M, respectively, at March 31, 2019

"Actions taken to improve Adient's operating and financial performance are taking hold, with greater improvement expected in the second half of FY19. In addition, the company's recent debt refinancing provides strong liquidity and capital structure flexibility to further enable our turnaround."

Doug Del Grosso
President and Chief Executive Officer

FY 2019 Q2 RESULTS OVERVIEW

	REVENUE	EBIT	NET INCOME (LOSS) attributable to Adient	EPS DILUTED
AS REPORTED	$4,228M	$(22)M	$(149)M	$(1.59)
vs. Q2 18	-8 %	NM	NM	NM
	ADJ. EBIT	**ADJ. EBITDA**	**ADJ. NET INCOME attributable to Adient**	**ADJ. EPS DILUTED**
AS ADJUSTED	$117M	$191M	$29M	$0.31
vs. Q2 18	-53 %	-47 %	-83 %	-83 %

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP.
NM — Not a meaningful comparison.

RECENT DEVELOPMENTS


ADNT
LISTED
NYSE
ADIENT

During Q2, Adient reorganized certain elements of its management structure, which resulted in a realignment of its reportable segments (Americas, EMEA and Asia).


Balance Shee

Adient increased the flexibility of its capital structure with the execution of a senior secured notes offering, a new term loan credit agreement and a new asset-based revolving credit agreement; the recent debt refinancing is expected to provide pro forma liquidity of ~$2.1B.


Aerospace

Adient Aerospace announced Hawaiian Airlines as its launch customer at the annual Aircraft Interiors Expo in Hamburg, Germany. Hawaiian Airlines selected the Ascent Seating System for business class in their Boeing 787-9 airplanes entering service in 2021.


ADIENT

Unconsolidated seating revenue of $1.9B (down 12 % excluding FX) in Q2, equity income of $59M.

ADIENT • FISCAL SECOND QUARTER 2019 EARNINGS • 1

KEY OPERATING METRICS

	SALES					
	CONSOLIDATED	UNCONSOL. SEATING AND SS&M	UNCONSOL. INTERIORS	ADJ. EQUITY INCOME [a]	INTEREST EXPENSE	ADJ. EFFECTIVE TAX RATE [a]
Q2 19	**$4,228M**	**$1,920M**	**$1,939M**	**$63M**	**$40M**	**29.9%**
Q2 18	$4,596M	$2,333M	$2,277M	$93M	$37M	7.9 %
	The negative impact of FX, volume and mix drove the 8% y-o-y decline (down 4% excl. FX)	Significant production cuts in China drove the 18% decline (down 12% excl. FX)	Down 15% y-o-y (down 12% excl. FX)	Lower volumes in China drove a 27% y-o-y decline in Seating and SS&M (down 22% excl. FX); YFAI down 67%	In line with company expectations, given the company's debt and cash position	Q219 adj. effective tax rate reflects impact of valuation allowances in certain jurisdictions, lower y-o-y earnings and geographic composition of earnings

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix.

SEGMENT RESULTS

	Americas		EMEA		Asia	
	Q2 19	Q2 18	Q2 19	Q2 18	Q2 19	Q2 18
ADJ. EBITDA [a]	**$34M**	**$98M**	**$59M**	**$130M**	**$123M**	**$157M**
	The impact of lower volume and mix, combined with negative business performance (e.g. elevated launch costs) and increased SG&A costs, were the primary factors behind the y-o-y decline		Negative business performance (driven by launch inefficiencies), the impact of FX, and lower volume were the primary factors behind the y-o-y decline		The impact of lower volume and equity income, and, to a lesser extent, FX, were the primary factors behind the y-o-y decline	

a/ - On an adjusted basis. For complete details and to see reconciliation of non-GAAP measures to their most directly comparable GAAP measures refer to the appendix. Segment Adjusted-EBITDA for Americas, EMEA, and Asia does not contain certain corporate costs that are not allocated back to the operations. Prior period presentation of reportable segments has been recast to conform to current segment reporting structure and adoption of ASU NO. 2017-07.

CASH FLOW & BALANCE SHEET

	Q2 19	Q2 18
OPERATING CASH FLOW	$168M	$(23)M
CAPITAL EXPENDITURES	$(108)M	$(123)M
FREE CASH FLOW	$60M	$(146)M

	3/31/19	9/30/18
CASH & CASH EQUIVALENTS	$491M	$687M
TOTAL DEBT	$3,383M	$3,430M
NET DEBT	$2,892M	$2,743M
NET LEVERAGE	3.09x	2.29x

For non-GAAP and adjusted results, see appendix for detail and reconciliation to U.S. GAAP.

LOOKING FORWARD

- Based on the current operating environment and anticipated benefits related to turnaround actions underway, ADNT expects Adj. EBITDA and margins to improve in the second half of FY19 compared with first half FY19
- Expectations for other full-year FY19 key financial metrics include:
  - Revenue of ~$16.5B to $16.7B (no change from prior guidance)
  - Equity income of ~$290M to $300M (includes ~$35M related to YFAI) (new)
  - Interest expense of ~$175M (new)
  - Cash tax of ~$105M to $115M (new)
  - Capital expenditures between ~$550M and $575M (no change from prior guidance)
- Additional updates to be provided through the year as the company gains clarity on key variables (e.g. pace of operational launch improvements, tariffs, China volumes, etc.)

ADIENT • FISCAL SECOND QUARTER 2019 EARNINGS • 2

CONTACTS MARY KAY DODERO MARK OSWALD MEDIA +1 734 254 7704 INVESTORS +1 734 254 3372 Mary.Kay.Dodero@adient.com Mark.A.Oswald@adient.com Adient is a global leader in automotive seating. With 84,000 employees operating in 214 manufacturing/assembly plants in 32 countries worldwide, we produce and deliver automotive seating for all vehicle classes and all major OEMs. From complete seating systems to individual components, our expertise spans every step of the automotive seat- making process. Our integrated, in-house skills allow us to take our products from research and design all the way to engineering and manufacturing — and into more than 25 million vehicles every year. For more information on Adient, please visit www.adient.com. Cautionary Statement Regarding Forward-Looking Statements: Adient has made statements in this document that are forward-looking and, therefore, are subject to risks and uncertainties. All statements in this document other than statements of historical fact are statements that are, or could be, deemed “forward- looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In this document, statements regarding Adient’s future financial position, sales, costs, earnings, cash flows, other measures of results of operations, capital expenditures or debt levels and plans, objectives, outlook, targets, guidance or goals are forward-looking statements. Words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “should,” “forecast,” “project” or “plan” or terms of similar meaning are also generally intended to identify forward-looking statements. Adient cautions that these statements are subject to numerous important risks, uncertainties, assumptions and other factors, some of which are beyond Adient’s control, that could cause Adient’s actual results to differ materially from those expressed or implied by such forward-looking statements, including, among others, risks related to: the impact of tax reform legislation through the Tax Cuts and Jobs Act, uncertainties in U.S. administrative policy regarding trade agreements, tariffs and other international trade relations, the ability of Adient to execute its SS&M turnaround plan, the ability of Adient to identify, recruit and retain key leadership, the ability of Adient to meet debt service requirements, the ability and terms of financing, general economic and business conditions, the strength of the U.S. or other economies, automotive vehicle production levels, mix and schedules, energy and commodity prices, the availability of raw materials and component products, currency exchange rates, the ability of Adient to effectively integrate the Futuris business, and cancellation of or changes to commercial arrangements. A detailed discussion of risks related to Adient’s business is included in the section entitled “Risk Factors” in Adient’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018 filed with the SEC on November 29, 2018 and quarterly reports on Form 10-Q filed with the SEC, available at www.sec.gov. Potential investors and others should consider these factors in evaluating the forward-looking statements and should not place undue reliance on such statements. The forward-looking statements included in this document are made only as of the date of this document, unless otherwise specified, and, except as required by law, Adient assumes no obligation, and disclaims any obligation, to update such statements to reflect events or circumstances occurring after the date of this document. In addition, this document includes certain projections provided by Adient with respect to the anticipated future performance of Adient’s businesses. Such projections reflect various assumptions of Adient’s management concerning the future performance of Adient’s businesses, which may or may not prove to be correct. The actual results may vary from the anticipated results and such variations may be material. Adient does not undertake any obligation to update the projections to reflect events or circumstances or changes in expectations after the date of this document or to reflect the occurrence of subsequent events. No representations or warranties are made as to the accuracy or reasonableness of such assumptions or the projections based thereon. Use of Non-GAAP Financial Information: This document also contains non-GAAP financial information because Adient’s management believes it may assist investors in evaluating Adient’s on-going operations. Adient believes these non-GAAP disclosures provide important supplemental information to management and investors regarding financial and business trends relating to Adient’s financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. A reconciliation of non-GAAP measures to their closest GAAP equivalent are included in the appendix. Reconciliations of non-GAAP measures related to FY2019 guidance have not been provided due to the unreasonable efforts it would take to provide such reconciliations. ADIENT • FISCAL SECOND QUARTER 2019 EARNINGS • 3

Appendix Page 1 Adient plc Condensed Consolidated Statements of Income (Unaudited) Three Months Ended March 31, (in millions, except per share data) 2019 2018 (1) Net sales $ 4,228 $ 4,596 Cost of sales 4,031 4,314 Gross profit 197 282 Selling, general and administrative expenses 168 193 Restructuring and impairment costs 113 315 Equity income (loss) 62 85 Earnings (loss) before interest and income taxes (22) (141) Net financing charges 40 37 Other pension expense (income) — (7) Income (loss) before income taxes (62) (171) Income tax provision (benefit) 64 (28) Net income (loss) (126) (143) Income attributable to noncontrolling interests 23 25 Net income (loss) attributable to Adient $ (149) $ (168) Diluted earnings (loss) per share $ (1.59) $ (1.80) Shares outstanding at period end 93.6 93.4 Diluted weighted average shares 93.5 93.4 (1) The presentation of certain amounts have been revised from what was previously reported to retrospectively adopt Accounting Standard Update ("ASU") 2017-07, "Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost." See Note 4, "Revisions to Previously Reported Amounts," for more information.

Appendix Page 2 Adient plc Condensed Consolidated Statements of Financial Position (Unaudited) March 31, September 30, (in millions) 2019 2018 Assets Cash and cash equivalents $ 491 $ 687 Accounts receivable - net 1,976 2,091 Inventories 828 824 Other current assets 631 707 Current assets 3,926 4,309 Property, plant and equipment - net 1,641 1,683 Goodwill 2,165 2,182 Other intangible assets - net 441 460 Investments in partially-owned affiliates 1,544 1,407 Assets held for sale — 37 Other noncurrent assets 857 864 Total assets $ 10,574 $ 10,942 Liabilities and Shareholders' Equity Short-term debt $ 10 $ 8 Accounts payable and accrued expenses 3,267 3,432 Other current liabilities 727 752 Current liabilities 4,004 4,192 Long-term debt 3,373 3,422 Other noncurrent liabilities 530 564 Redeemable noncontrolling interests 37 47 Shareholders' equity attributable to Adient 2,257 2,392 Noncontrolling interests 373 325 Total liabilities and shareholders' equity $ 10,574 $ 10,942

Appendix Page 3 Adient plc Condensed Consolidated Statements of Cash Flows (Unaudited) Three Months Ended March 31, (in millions) 2019 2018 Operating Activities Net income (loss) attributable to Adient $ (149) $ (168) Income attributable to noncontrolling interests 23 25 Net income (loss) (126) (143) Adjustments to reconcile net income (loss) to cash provided (used) by operating activities: Depreciation 72 101 Amortization of intangibles 10 12 Pension and postretirement benefit expense (benefit) 1 (6) Pension and postretirement contributions, net (7) (2) Equity in earnings of partially-owned affiliates, net of dividends received (35) (13) Deferred income taxes 42 (28) Non-cash restructuring and impairment charges 66 299 Equity-based compensation 2 14 Other — 4 Changes in assets and liabilities: Receivables (230) (473) Inventories 7 (4) Other assets 27 2 Restructuring reserves (56) (50) Accounts payable and accrued liabilities 400 309 Accrued income taxes (5) (45) Cash provided (used) by operating activities 168 (23) Investing Activities Capital expenditures (108) (123) Sale of property, plant and equipment 21 — Loans to affiliates 11 — Other 4 — Cash provided (used) by investing activities (72) (123) Financing Activities Increase (decrease) in short-term debt 1 134 Repayment of long-term debt (1) — Debt financing costs (4) (1) Cash dividends — (25) Dividends paid to noncontrolling interests (7) (14) Cash provided (used) by financing activities (11) 94 Effect of exchange rate changes on cash and cash equivalents — 15 Increase (decrease) in cash and cash equivalents $ 85 $ (37)

Appendix Page 4 Footnotes 1. Segment Results During the second quarter of fiscal 2019, Adient realigned certain of its organizational structure to manage its business primarily on a geographic basis, resulting in a change to reportable segments. Prior period segment information has been recast to align with this change in organizational structure and updated the definition of corporate-related costs. Pursuant to this change, Adient now operates in the following three reportable segments for financial reporting purposes: 1) Americas, which is inclusive of North America and South America; 2) Europe, Middle East, and Africa ("EMEA") and 3) Asia Pacific/China ("Asia"). Adient evaluates the performance of its reportable segments using an adjusted EBITDA metric defined as income before income taxes and noncontrolling interests, excluding net financing charges, qualified restructuring and impairment costs, restructuring related-costs, incremental "Becoming Adient" costs, separation costs, net mark-to-market adjustments on pension and postretirement plans, transaction gains/losses, purchase accounting amortization, depreciation, stock-based compensation and other non-recurring items ("Adjusted EBITDA"). Also, certain corporate-related costs are not allocated to the segments. The reportable segments are consistent with how management views the markets served by Adient and reflect the financial information that is reviewed by its chief operating decision maker. Adient has three reportable segments for financial reporting purposes: Financial information relating to Adient's reportable segments is as follows: Three Months Ended March 31, (in millions) 2019 2018 (1) Americas $ 1,915 $ 1,941 EMEA 1,778 2,056 Asia 599 690 Eliminations (64) (91) Total net sales $ 4,228 $ 4,596 Three Months Ended March 31, (in millions) 2019 2018 (1) Adjusted EBITDA Americas $ 34 $ 98 EMEA 59 130 Asia 123 157 Corporate-related costs (2) (25) (23) Becoming Adient costs (3) — (19) Restructuring and impairment costs (4) (113) (315) Purchase accounting amortization (5) (10) (18) Restructuring related charges (6) (14) (12) Stock based compensation (7) (2) (12) Depreciation (8) (72) (99) Other items (9) (2) (28) Earnings (loss) before interest and income taxes (22) (141) Net financing charges (40) (37) Other pension income — 7 Income (loss) before income taxes $ (62) $ (171) See Footnote Addendum for detail explanations.

Appendix Page 5 2. Earnings Per Share The following table reconciles the numerators and denominators used to calculate basic and diluted earnings (loss) per share: Three Months Ended March 31, (in millions) 2019 2018 Income available to shareholders Net income (loss) attributable to Adient $ (149) $ (168) Weighted average shares outstanding Basic weighted average shares outstanding 93.5 93.4 Effect of dilutive securities: Stock options, unvested restricted stock and unvested performance share awards — — Diluted weighted average shares outstanding 93.5 93.4

Appendix Page 6 3. Non-GAAP Measures Adjusted EBIT, Adjusted EBIT margin, Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income attributable to Adient, Adjusted effective tax rate, Adjusted earnings per share, Adjusted equity income, Adjusted free cash flow, Net debt and Net leverage as well as other measures presented on an adjusted basis are not recognized terms under U.S. GAAP and do not purport to be alternatives to the most comparable U.S. GAAP amounts. Since all companies do not use identical calculations, our definition and presentation of these measures may not be comparable to similarly titled measures reported by other companies. Management uses the identified non-GAAP measures to evaluate the operating performance of the Company and its business segments and to forecast future periods. Management believes these non-GAAP measures assist investors and other interested parties in evaluating Adient's on-going operations and provide important supplemental information to management and investors regarding financial and business trends relating to Adient's financial condition and results of operations. Investors should not consider these non-GAAP measures as alternatives to the related GAAP measures. Reconciliations of non-GAAP measures to their closest U.S. GAAP equivalent are presented below. Reconciliations of non-GAAP measures related to guidance for any future period have not been provided due to the unreasonable efforts it would take to provide such reconciliations. • Adjusted EBIT is defined as income before income taxes and noncontrolling interests excluding net financing charges, restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, and net mark-to-market adjustments on pension and postretirement plans. Adjusted EBIT margin is adjusted EBIT as a percentage of net sales. • Adjusted EBITDA is defined as adjusted EBIT excluding depreciation and stock based compensation. Certain corporate- related costs are not allocated to the business segments in determining Adjusted EBITDA. Adjusted EBITDA margin is adjusted EBITDA as a percentage of net sales. • Adjusted net income attributable to Adient is defined as net income attributable to Adient excluding restructuring, impairment and related costs, purchase accounting amortization, transaction gains/losses, expenses associated with becoming an independent company, other significant non-recurring items, net mark-to-market adjustments on pension and postretirement plans, the tax impact of these items and other discrete tax charges/benefits. • Adjusted effective tax rate is defined as adjusted income tax provision as a percentage of adjusted income before income taxes. • Adjusted earnings per share is defined as Adjusted net income attributable to Adient divided by diluted weighted average shares. • Adjusted equity income is defined as equity income excluding amortization of Adient's intangible assets related to its non-consolidated joint ventures and other unusual or one-time items impacting equity income. • Free cash flow is defined as cash from operating activities less capital expenditures. • Adjusted free cash flow is defined as free cash flow adjusted for cash transferred from the former Parent post separation. • Net debt is calculated as gross debt less cash and cash equivalents. • Net leverage is calculated as net debt divided by the last twelve months of adjusted EBITDA. • Twelve months ended March 31, 2019 reconciliation between net income (loss) attributable to Adient to adjusted EBITDA is a non-GAAP financial presentation.

Appendix Page 7 Summarized Income Statement Information Three Months Ended March 31, 2019 2018 As As As As (in millions, except per share data) reported adjusted reported adjusted Net sales $ 4,228 $ 4,228 $ 4,596 $ 4,596 Equity income (loss) 62 63 85 93 Earnings (loss) before interest and income taxes (22) 117 (141) 251 Earnings before interest, income taxes, stock based compensation, depreciation and amortization N/A 191 N/A 362 Net financing charges 40 40 37 37 Other pension expense (income) — — (7) (1) Income (loss) before income taxes (62) 77 (171) 215 Income tax provision (benefit) 64 23 (28) 17 Net income (loss) attributable to Adient (149) 29 (168) 171 Diluted earnings (loss) per share $ (1.59) $ 0.31 $ (1.80) $ 1.82 The following table reconciles equity income to adjusted equity income: Three Months Ended March 31, (in millions) 2019 2018 Equity income (loss) $ 62 $ 85 Purchase accounting amortization (5) — 6 Restructuring related charges (6) 1 2 Adjusted equity income $ 63 $ 93

Appendix Page 8 The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA: Three Months Ended March 31, (in millions) 2019 2018 (1) Net income (loss) attributable to Adient $ (149) $ (168) Income attributable to noncontrolling interests 23 25 Income tax provision (11) 64 (28) Financing charges 40 37 Other pension expense (income) — (7) Earnings (loss) before interest and income taxes (22) (141) Becoming Adient (3) — 19 Restructuring and impairment costs (4) 113 315 Purchase accounting amortization (5) 10 18 Restructuring related charges (6) 14 12 Other items (9) 2 28 Adjusted EBIT 117 251 Stock based compensation (7) 2 12 Depreciation (8) 72 99 Adjusted EBITDA $ 191 $ 362 Net sales $ 4,228 $ 4,596 Adjusted EBIT $ 117 $ 251 Adjusted EBIT margin 2.8% 5.5% Segment Performance: Three months ended March 31, 2019 Corporate/ Americas EMEA Asia Eliminations Consolidated Net sales $ 1,915 1,778 599 (64) $ 4,228 Adjusted EBITDA $ 34 59 123 (25) $ 191 Adjusted EBITDA margin 1.8% 3.3% 20.5% N/A 4.5% Three months ended March 31, 2018 Corporate/ Americas EMEA Asia Eliminations Consolidated Net sales $ 1,941 2,056 690 (91) $ 4,596 Adjusted EBITDA $ 98 130 157 (23) $ 362 Adjusted EBITDA margin 5.0% 6.3% 22.8% N/A 7.9%

Appendix
Page 9

The following table reconciles income (loss) before income taxes to adjusted income before income taxes and presents the related effective tax rate and adjusted effective tax rate:

	Three Months Ended March 31,					
	2019			2018		
(in millions, except effective tax rate)	Income (loss) before income taxes	Tax impact	Effective tax rate	Income (loss) before income taxes	Tax impact	Effective tax rate
As reported	$ (62)	$ 64	*	$ (171)	$ (28)	16.4%
Adjustments	139	(41)	-29.5%	386	45	11.7%
As adjusted	$ 77	$ 23	29.9%	$ 215	$ 17	7.9%

* Measure not meaningful.

The following table reconciles net income (loss) attributable to Adient to adjusted net income (loss) attributable to Adient:

	Three Months Ended March 31,	
(in millions)	2019	2018
Net income (loss) attributable to Adient	$ (149)	$ (168)
Becoming Adient [(3)]	—	19
Restructuring and impairment costs [(4)]	113	315
Purchase accounting amortization [(5)]	10	18
Restructuring related charges [(6)]	14	12
Termination of benefit plan [(13)]	—	(6)
Other items [(9)]	2	28
Impact of adjustments on noncontrolling interests [(10)]	(2)	(2)
Tax impact of above adjustments and other tax items [(11)]	41	(45)
Adjusted net income attributable to Adient	$ 29	$ 171

Appendix Page 10 The following table reconciles diluted earnings (loss) per share as reported to adjusted diluted earnings per share: Three Months Ended March 31, 2019 2018 Diluted earnings (loss) per share as reported $ (1.59) $ (1.80) Becoming Adient (3) — 0.20 Restructuring and impairment costs (4) 1.20 3.36 Purchase accounting amortization (5) 0.11 0.19 Restructuring related charges (6) 0.15 0.13 Termination of benefit plan (13) — (0.06) Other items (9) 0.02 0.31 Impact of adjustments on noncontrolling interests (10) (0.02) (0.03) Tax impact of above adjustments and other tax items (11) 0.44 (0.48) Adjusted diluted earnings per share $ 0.31 $ 1.82

Appendix
Page 11

The following table reconciles net income (loss) attributable to Adient to adjusted EBITDA:

	Three Months Ended		Twelve Months Ended	
(in millions)	March 31, 2019	March 31, 2018 (1)	March 31, 2019	September 30 2018 (1)
Net income attributable to Adient	$ (149)	$ (168)	$ (1,467)	$ (1,685)
Income attributable to noncontrolling interests	23	25	90	84
Income tax provision (11)	64	(28)	317	480
Net financing charges	40	37	149	144
Pension mark-to-market	—	—	(24)	(24)
Other pension expense (income)	—	(7)	(13)	(19)
Earnings (loss) before interest and income taxes	(22)	(141)	(948)	(1,020)
Becoming Adient (3)	—	19	24	62
Restructuring and Impairment Costs (4)	113	315	1,010	1,181
Purchase Accounting Amortization (5)	10	18	54	69
Restructuring Related Charges (6)	14	12	61	61
Impairment of YFAI Investment (12)	—	—	358	358
Other Items (9)	2	28	16	55
Adjusted EBIT	117	251	575	766
Stock Based Compensation (7)	2	12	23	37
Depreciation (8)	72	99	337	393
Adjusted EBITDA	$ 191	$ 362	$ 935	$ 1,196

The following table presents net debt and net leverage ratio calculations:

(in millions, except net leverage)	March 31, 2019	September 30, 2018
Cash	$ 491	$ 687
Total debt	3,383	3,430
Net debt	$ 2,892	$ 2,743
Adjusted EBITDA (last twelve months)	$ 935	$ 1,196
Net leverage:	3.09 x	2.29 x

The following table reconciles cash from operating activities to free cash flow:

	Three Months Ended March 31,	
(in millions)	2019	2018
Operating cash flow	$ 168	$ (23)
Capital expenditures	(108)	(123)
Free cash flow	$ 60	$ (146)

Appendix
Page 12

The following table reconciles adjusted EBITDA to Free cash flow:

	FY19		FY18	
(in millions)	**Q2FY19**	**YTD**	**Q2FY18**	**YTD**
Adjusted EBITDA	$ 191	$ 367	362	628
(+/-) Net equity in earnings	(37)	(119)	(21)	(124)
(-) Restructuring	(67)	(90)	(59)	(100)
(-) Becoming Adient Costs	—	—	(13)	(27)
(+/-) Net Customer Tooling	(3)	30	1	(7)
(+/-) Past Due Receivables	20	2	(2)	(50)
(+/-) Trade Working Capital (Net AR/AP + Inventory)	71	(73)	(202)	(173)
(+/-) Accrued Compensation	74	38	32	(85)
(-) Interest paid	(58)	(70)	(58)	(70)
(-) Taxes paid	(27)	(48)	(45)	(88)
(+/-) Other	4	3	(18)	(54)
Operating cash flow	168	40	(23)	(150)
Capital expenditures	(108)	(252)	(123)	(266)
Free cash flow	$ 60	$ (212)	$ (146)	$ (416)

Footnote Addendum

(1) The presentation of certain amounts have been revised from what was previously reported to retrospectively adopt Accounting Standard Update ("ASU") 2017-07, "Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Cost." See Note 4, "Revisions to Previously Reported Amounts," for more information.

(2) Corporate-related costs not allocated to the segments include executive office, aviation, communications, corporate development, legal, finance and marketing.

(3) Becoming Adient costs reflect incremental expenses associated with becoming an independent company. Of the $19 million of Becoming Adient Costs in the three months ended March 31, 2018, $15 million is included within cost of sales and $4 million is included within selling, general and administrative expenses. Of the $24 million of Becoming Adient Costs in the twelve months ended March 31, 2019, $18 million is included within cost of sales and $6 million is included within selling, general and administrative expenses. Of the $62 million of Becoming Adient Costs in the twelve months ended September 30, 2018, $46 million is included within cost of sales and $16 million is included within selling, general and administrative expenses.

(4) Reflects qualified restructuring charges for costs that are directly attributable to restructuring activities and meet the definition of restructuring under ASC 420. The three months ended March 31, 2019 also includes a non-cash pre-tax impairment charge of $66 million (post-tax charge of $64 million) during the three months ended March 31, 2019 related to the seats structures and mechanisms ("SS&M") long-lived assets that were in use as of March 31, 2019 in support of current programs. The three months ended March 31, 2018 also includes a non-cash pre-tax impairment charge of $299 million (post-tax charge of $279 million) related to SS&M goodwill.

Appendix Page 13 (5) Reflects amortization of intangible assets including those related to partially owned affiliates recorded within equity income. Of the $10 million in the three months ended March 31, 2019, $1 million is included within cost of sales and $9 million is included within selling, general and administrative expenses. Of the $18 million in the three months ended March 31, 2018, $1 million is included within cost of sales, $11 million is included within selling, general and administrative expenses and $6 million is included within equity income. Of the $54 million in the twelve months ended March 31, 2019, $1 million is included within cost of sales, $42 million is included within selling, general and administrative expenses, and $11 million is included within equity income. Of the $69 million in the twelve months ended September 30, 2018, $1 million is included within cost of sales, $46 million is included within selling, general and administrative expenses, and $22 million is included within equity income. As a result of the fiscal year 2018 YFAI impairment, amortization of intangible assets related to YFAI has ceased starting in the first quarter of fiscal 2019. (6) Reflects non-qualified restructuring charges for costs that are directly attributable to restructuring activities, but do not meet the definition of restructuring under ASC 420 along with restructuring costs at partially owned affiliates recorded within equity income. (7) For the three months ended March 31, 2018, stock based compensation excludes $2 million, which is included in Becoming Adient costs discussed above. (8) For the three months ended March 31, 2018, depreciation excludes $2 million, which is included in restructuring related charges discussed above. (9) The three months ended March 31, 2019 includes $2 million of Futuris integration costs which is included within cost of sales. The three months ended March 31, 2018 includes $7 million of Futuris integration costs ($5 million is included within cost of sales and $2 million is included within selling, general and administrative expenses), $8 million of prior period adjustments ($11 million is included within cost of sales partially offset by $3 million included within selling, general and administrative expenses), $7 million of non-recurring consulting fees related to SS&M (included within selling, general and administrative expenses). In addition, the three months ended March 31, 2018 includes $6 million of other non-recurring income that was reclassified to other pension income upon adoption of ASU 2017-07. (10) Reflects the impact of adjustments, primarily purchase accounting amortization and changes in income tax rates, on noncontrolling interests. See Note 4, "Revisions to Previously Reported Amounts," for more information. (11) The income tax provision for the three months ended March 31, 2019 includes a net tax charge of $43 million ($45 million valuation allowance expense offset by a $2 million impairment benefit) to record a valuation allowance on net deferred tax assets in Poland. (12) During the three months ended September 30, 2018, Adient recorded a non-cash pre-tax impairment charge related to its YFAI investment balance of $358 million (post-tax charge of $322 million). On-going performance issues within the YFAI business led Adient to perform an impairment analysis of its YFAI investment and resulted in the recognition of such impairment charge, which has been recorded within equity income. (13) During the three months ended March 31, 2018, Adient terminated its postretirement benefit plan. As a result, a $6 million settlement gain was recorded during the three months ended March 31, 2018 reflecting the immediate recognition of prior service credits. 4. Revisions to Previously Reported Amounts On October 1, 2018, Adient adopted ASU No. 2017-07, Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. ASU 2017-07 requires the service cost component of the net periodic costs for pension and postretirement plans to be presented in the same line item in the statement of income as other employee-related compensation costs. The non-service related costs are now required to be presented separately from the service cost component and outside of operating income/EBIT. This presentation change to the income statement has been reflected on a retrospective basis and had no effect on income (loss) before income taxes. For the three and six months ended, March 31, 2018, this change resulted in a $2 million and $3 million increase to cost of sales, respectively, a $2 million and $3 million decrease to gross profit, respectively, a $5 million and $5 million increase to selling, general and administrative expenses, respectively, a $7 million and $8 million decrease to earnings (loss) before interest and income taxes, respectively, and a $7 million and $8 million increase to other pension expense (income) line items in the condensed consolidated statements

Appendix Page 14 of income. As a result of presenting certain pension costs as non-operating items, consolidated adjusted EBITDA decreased by $1 million, $2 million and $4 million the three and six months ended March 31, 2018 and twelve months ended September 30, 2018, respectively. As previously disclosed, Adient has revised its adjusted net income attributable to Adient and adjusted diluted EPS for the second quarter of fiscal 2018 as a result of adjusting income attributable to noncontrolling interests for purchase accounting amortization at one of its affiliates. For the second quarter of fiscal 2018, this revision increased income attributable to noncontrolling interests by $2 million and decreased adjusted net income attributable to Adient by the same amount, which also resulted in a decrease to adjusted diluted EPS of $0.03.